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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 19 to Registration Statement No. 33-18341/811-5382 of Paragon Separate Account A on Form N-6 of our report dated April 15, 2005, on the financial statements of Paragon Separate Account A, and our report dated April 15, 2005, on the financial statements of Paragon Life Insurance Company, both appearing in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
April 29, 2005